UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

RLI Corp.
(Exact name of registrant as specified in its charter)

Illinois	0-6612	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindberg Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

A.  On May 4, 2006, the shareholders of RLI Corp. (“RLI” or the “Company”) approved the RLI Incentive Compensation Plan (the “Plan”), which was adopted by the Board of Directors on February 9, 2006 subject to shareholder approval.  Based on the shareholder approval, the Plan became effective as of January 1, 2006.  This summary is qualified in its entirety by reference to the complete Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Establishment and Purpose.  The Plan was established for the purpose of promoting the interests of the Company and its shareholders by providing employees with a form of incentive compensation that is based on the Company’s achievement of certain financial performance goals and other annual objectives. The Plan restates, amends and consolidates prior incentive plans, including the Company’s Market Value Potential Executive Incentive Plan.  The Company may adopt various incentive programs under the Plan, so long as such programs meet with the Plan’s requirements.  Payments under the Plan are intended to be deductible according to Section 162(m) of the Internal

Administration.  The Executive Resources Committee of the Board of Directors, containing at least two outside directors ineligible for the Plan, will be the Committee for purposes of Plan administration.  The Committee generally may delegate its powers to a Plan Administrative Committee, which may then delegate any powers to other officers or employees.  The Committee has the sole and exclusive authority to establish Performance Goals (as described below) and certify the achievement of such goals for the CEO and any of the four highest compensated officers of the Company (other than the CEO) during the relevant period (each, an “Executive Employee”), decrease award amounts to all Executive Employees and modify, suspend, reinstate or terminate the Plan.

Eligibility.  All Executive Employees are eligible for participation in the Plan.  In addition, the Plan Administrative Committee or its delegate shall determine other employees who may be eligible to participate in the Plan before or within a reasonable time following the beginning of a Performance Period.  The Committee reserves final authority to approve or disapprove of such additional participating employees.

Performance Period and Performance Goals.  The Committee shall establish performance goals and the applicable performance period for each of the participating employees.  Performance goals may be based on any one or more of several criteria, in the discretion of the Committee.

B.  On May 4, 2006, the Company’s Board of Directors approved a new form of RLI Corp. Director and Officer Indemnification Agreement (“Indemnification Agreement”).  The Indemnification Agreement will replace the existing form of indemnification agreements, and will be entered into with each of the Company’s directors and executive officers.  The form of the Indemnification Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

C.  The Executive Resources Committee of the Company’s Board of Directors approved a form of Non-Statutory Stock Option Agreement (the “Agreement”) on May 3, 2006.  The Agreement is to be utilized in connection with option grants pursuant to the Company’s Omnibus Stock Plan.  The form of the Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	RLI Incentive Compensation Plan

10.2	Form of Director and Officer Indemnification Agreement

10.3	Form of Non-Statutory Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 9, 2006	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	RLI Incentive Compensation Plan

10.2	Form of Director and Officer Indemnification Agreement

10.3	Form of Non-Statutory Stock Option Agreement